Exhibit 10.4

AMENDMENT NO. 2 TO

DAKOTA PETROLEUM TRANSPORT SOLUTIONS, LLC

AMENDED AND RESTATED MEMBER CONTROL AGREEMENT

THIS AMENDMENT NO.2 (this “Amendment”) is made effective as of June 17, 2013 by and between Dakota Plains Transloading, LLC, a Minnesota limited liability company (“DPT”), Petroleum Transport Solutions, LLC, a Minnesota limited liability company (“PTS”), and Dakota Petroleum Transport Solutions, LLC, a Minnesota limited liability company (the “Company”).

RECITALS:

A.                  DPT, PTS and the Company constitute all of the parties to that certain Dakota Petroleum Transport Solutions, LLC Amended and Restated Member Control Agreement dated as of June 1, 2012, as amended by Amendment No. 1 to the Dakota Petroleum Transport Solutions, LLC Amended and Restated Member Control Agreement dated as of August 30, 2012 (the “Agreement”);

B.                  Section 10.5 of the Agreement provides that the Agreement may be amended only upon the written agreement of all of the members of the Company;

C.                  DPT and PTS constitute all of the members of the Company; and

D.                  DPT, PTS and the Company desire to amend the Agreement as set forth in this Amendment.

AGREEMENTS:

NOW THEREFORE, in consideration of the foregoing, the mutual terms, covenants and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1       Capitalized Terms. Capitalized terms used but not otherwise defined in this Amendment have the meanings ascribed to them in the Agreement.

SECTION 2       Amendment – Initial Term. Section 9.2 of the Agreement is hereby revised to provide for an Initial Term expiring December 31, 2026.

SECTION 3       Amendment – UCC Article 8. Article 6 of the Agreement is hereby amended to add the following new Section 6.4:

6.4)     UCC Article 8. The Units will be treated as securities governed by Article 8 of the Uniform Commercial Code (but the designation of the Units as securities for purposes of such law does not mean that they are securities for any other purposes).

SECTION 4      Continued Effectiveness of Agreement. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

SECTION 5      Reference to Agreement. Each reference in the Agreement to “this Agreement”, “herein”, “hereof”, “hereunder”, or words of like import shall mean and refer to the Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement and any such reference to the Agreement shall be deemed a reference to the Agreement as amended by this Amendment.

SECTION 6      Consent to Pledge; Waiver. Each of the Company and PTS hereby consents (i) to DPT pledging its Units of the Company in favor of World Fuel Services Corporation (the “Pledge”) pursuant to that certain Pledge and Security Agreement, between DPT, as pledgor and World Fuel Services Corporation, as secured party (the “Secured Party”), dated as of June 17, 2013 and (ii) that the Secured Party (or its nominee) shall, upon enforcement of the Pledge in accordance with its terms, shall automatically succeed to DPT’s Units without further action by the Company or the Members and shall be admitted to the Company as a Member with full rights, powers and duties of a Member. Each of the Company and PTS hereby waives (i) their respective rights under the Buy-Sell Agreement with respect to any “transfer” (as defined in the Buy-Sell Agreement) occurring as a result of the Pledge, and (ii) waives all provisions of the Agreement that conflict with the Pledge or that prohibit or restrict the security interest grant or any related enforcement action.

SECTION 7      Contingent Contract. This Agreement is contingent upon the execution and delivery of an Amendment No. 2 to DPTS Marketing LLC Amended and Restated Member Control Agreement (the “Other Amendment”). If no such Other Amendment is fully executed and delivered, this contract will be null and void.

SECTION 8      Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. The electronic or facsimile transmission of a signature page, by one party to the other(s), shall constitute valid execution and acceptance of this Amendment by the signing/transmitting party.

SECTION 9      Governing Law. This Amendment is governed by and shall be construed and enforced in accordance with the laws of the State of Minnesota applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Company and its Members have executed this Amendment effective as of the date first above written.

DAKOTA PETROLEUM TRANSPORT SOLUTIONS, LLC

By:	/s/ Paul Ferguson
Name: Paul Ferguson
Its: Chief Manager

DAKOTA PLAINS TRANSLOADING, LLC

By:	/s/ Gabriel G. Claypool
Name: Gabriel G. Claypool
Its: Chief Executive Officer

PETROLEUM TRANSPORT SOLUTIONS, LLC

By:	/s/ Ronald Crowell
Name: Ronald Crowell
Its: Sr. Vice President-Finance

Signature Page to Amendment No. 2 to Dakota Petroleum Transport Solutions, LLC Amended and Restated Member Control Agreement